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TRUPANION, INC.

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Trupanion 2021 Annual Meeting of Stockholders to be held on June 16, 2021
SEATTLE, WA., June 10, 2021 -- Trupanion, Inc. (Nasdaq: TRUP), the leading provider of medical insurance for cats and dogs, will host its 2021 Annual Meeting of Stockholders on Wednesday, June 16th, 2021, at its corporate headquarters in Seattle. The Company will first conduct the formal stockholder meeting at approximately 9 am PT, to be immediately followed by the extended informational session that has become Trupanion’s signature annual event.

Informational Session Details
Similar to past years, the event will feature extensive Q&A with the teams responsible for leading the execution of Trupanion’s 60-month plan. Parties interested in attending the extended informational session in-person are encouraged to reach out to investorrelations@trupanion.com, as space is limited.

The Company is also offering participation via an online webinar. Pre-registration in the online webinar is required here.

Those who just wish to listen to a live-stream of the webinar can access the event on the Company’s investor relations website at investors.trupanion.com. The webinar will not be available for replay.

Formal Meeting Details
The formal stockholder meeting will take place between 9:00 – 9:15 am Pacific Time. Stockholders may access the meeting by dialing into the conference call at 1-877-407-0784 (toll-free) or 1-201-689-8560 (international).

Trupanion’s Annual Report and Proxy Statement are available at https://investors.trupanion.com/financials/annual-reports-and-proxies and all SEC filings for the Company can be found at https://investors.trupanion.com/financials/sec-filings. Trupanion stockholders may obtain hard copies of these proxy materials at no charge by following the instructions provided on the Trupanion Investor Relations website or in the “Notice of Internet Availability of Proxy Materials” that has been mailed to stockholders.

Formal business and voting at the stockholder meeting will only occur in-person. Whether or not you plan to attend the meeting in-person, we urge you to vote in advance of the meeting through the Internet, by mail or by phone to ensure that your shares are represented at the meeting.

About Trupanion
Trupanion is a leader in medical insurance for cats and dogs throughout the United States and Canada. For over two decades, Trupanion has given pet owners peace of mind so they can focus on their pet's recovery, not financial stress. Trupanion is committed to providing pet owners with the highest value in pet medical insurance with unlimited payouts for the life of their pets. Trupanion is listed on NASDAQ under the symbol "TRUP". The company was founded in 2000 and is headquartered in Seattle, WA. Trupanion policies are issued, in the United States, by its wholly-owned insurance entity American Pet Insurance Company and, in Canada, by Omega General Insurance Company. For more information, please visit trupanion.com.

Contact:
Laura Bainbridge, Vice President, Corporate Communications
206.607.1929
InvestorRelations@trupanion.com